UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2018

RESOURCE APARTMENT REIT III, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 000-55923

Maryland (State or other jurisdiction of incorporation or organization)	47-4608249 (I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103 (Address of principal executive offices) (Zip code)

(215) 231-7050 (Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On July 18, 2018, Resource Apartment REIT III, Inc. (the “Company”) held its 2018 annual meeting of stockholders at which its stockholders: (i) elected five directors: Alan F. Feldman, George E. Carleton, Harvey Magarick, Lee F. Shlifer and David Spoont to hold office until the 2019 annual meeting and until their successors are duly elected and qualified and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.
The voting results with respect to the election of directors were as follows:

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Alan F. Feldman	1,094,816	27,928	3,420,300
George E. Carleton	1,094,245	28,499	3,420,300
Harvey Magarick	1,081,686	41,058	3,420,300
Lee F. Shlifer	1,093,745	28,999	3,420,300
David Spoont	1,094,816	27,928	3,420,300
The voting results with respect to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

Votes For	Votes Against	Abstentions
4,518,202	10,155	14,687

Item 8.01.	Other Events.

On July 18, 2018, the Company approved a Second Amended and Restated Share Redemption Program (the “Amended SRP”).  The Amended SRP provides that, for all shares redeemed in connection with a stockholder’s death, qualifying disability or confinement to a long-term care facility, the redemption price will be equal to the Company’s most recent estimated value per share, which is currently $9.05.  The Amended SRP will become effective on August 23, 2018. A copy of the full Amended SRP is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1    Second Amended and Restated Share Redemption Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: July 24, 2018	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer